Exhibit 5.1

June 27, 2019

The RMR Group Inc.

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Re:  Registration Statement on Form S-3 (File No. 333-228662)

Ladies and Gentlemen:

We have served as Maryland counsel to The RMR Group Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 7,942,245 shares of Class A common stock, $0.001 par value per share (the “Shares”), of the Company, covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.  The Shares were issued to Hospitality Properties Trust, a Maryland real estate investment trust, Office Properties Income Trust, a Maryland real estate investment trust, and Senior Housing Properties Trust, a Maryland real estate investment trust (collectively, the “Selling Shareholders”) and may be offered and sold from time to time by such Selling Shareholders.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             The Registration Statement and the related form of prospectus included therein;

2.             The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.             The Fourth Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.             A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.             Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to the sale and issuance of the Shares to the Selling Shareholders, certified as of the date hereof by an officer of the Company;

The RMR Group Inc.

June 27, 2019

6.             A certificate executed by an officer of the Company, dated as of the date hereof; and

7.             Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.             Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             The Shares have not been issued or transferred in violation of any restriction or limitation contained in the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

The RMR Group Inc.

June 27, 2019

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal or other state law.  We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Offering (the “Current Report”), which is incorporated by reference in the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP